Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-109702) and Form S-8 (No. 333-85394) of Bio-Imaging Technologies, Inc. and Subsidiaries of our report dated March 31, 2005 relating to the financial statements, which appears in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 31, 2005